Exhibit 10.10

                              SAFARI ASSOCIATES, INC.

                        64 Edson Street, Amsterdam, NY 12010
                        Voice 518-842-6500  Fax 518-842-6657

                                 February 24, 2003

U.S. Manufacturing And Assembling Company, Inc.
8 E. Heritage Drive
Harriman, NY 10926

Attn: Michael Altro, President

Dear Mr. Altro:

Because of unanticipated delays caused by engineering problems experienced in modifying the spring and sprinkler head system of the Flame Tame and the necessity of developing a new electrical system for the Flame Tame, we have agreed to modify the Agreement dated January 9, 2003 to the extent that you are to commence production on or before July 1, 2003 rather than on March 1, 2003 as set forth in said Agreement.

All other terms, conditions and provisions of the Agreement dated
January 9, 2003 are to remain in full force and effect without modification.

If this letter correctly sets forth our understanding, execute the duplicate original and return same to our office.


                                       Sincerely,

                                      /s/  Morton Berger
                                      Morton Berger
                                      President

Agreed and consented to the day and year
First above written.

U.S. Manufacturing And Assembling Company, Inc.

/s/  Michael Altro
Michael Altro, President